UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 02/17/2005

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

DE	13-1889304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 17, 2005, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the payment of bonuses to the Company’s executive officers in respect of 2004 performance under the Company’s Annual Incentive and Management Stock Purchase Plan (the “MSPP”). Under the terms of the MSPP, bonuses are paid 50% upon award and the remaining 50% is deferred for one year at 5% interest, compounded daily. The deferred portion is matched with a number of restricted stock units (the “Restricted Stock Units”) equal to the amount of the deferred portion divided by the fair market value of the Company’s common stock on the date such bonus would otherwise be paid. Provided the executive officer remains employed by us, these Restricted Stock Units will vest in full in three years. The following table sets forth the amount of bonuses payable for 2004 performance to the Chief Executive Officer and the Company’s next four most highly compensated officers (the “Named Executive Officers”) under the MSPP:

Executive Officer	Aggregate Bonus Award	Amount Payable Upon Award	Deferred Amount	Restricted Stock Units[2]
Michael Hoffman	$222,000.00	$111,000.00	$111,000.00	16,324
William Rymer	$87,771.00	$43,885.50	$43,885.50	6,454
James Bolton	$82,000.00	$41,000.00	$41,000.00	6,029
David Waksman	$78,750.00	$39,375.00	$39,375.00	5,790
Frank Gregory[1]	$70,544.00	$35,272.00	$35,272.00	5,342

[1]	Mr. Gregory’s bonus amount will be paid in British pounds and is shown in U.S. dollars using the closing exchange rate on February 17, 2005.
[2]	Number of Restricted Stock Units are based upon the $6.80 closing price of the Company’s Common Stock on February 17, 2005.

The bonuses were awarded based upon the Company’s and the executive’s performance against certain performance goals established by the Committee, including the Company’s attainment of a specified level of adjusted EBITDA (as formulated by the Committee) in 2004, each executive’s attainment of certain performance goals specific to that executive, and unit performance in the case of certain executives. The Committee used its discretion not to include certain amounts received by the Company in connection with the settlement of litigation in the adjusted EBITDA figure for the purposes of determining 2004 bonus amounts.

In addition to these awards under the MSPP, the Compensation Committee awarded a bonus of $20,000 to Michael Hoffman, the Company’s President and Chief Executive Officer, and a bonus of $10,000 to David Waksman, the Company’s Vice President, General Counsel and Secretary. These discretionary bonuses will be paid in 2005 without deferral and with no matching feature.

The Committee also approved bonus targets for 2005 awards under the MSPP. 2005 bonus amounts will be dependent upon the achievement of certain adjusted EBITDA and cash flow targets, individual performance and unit performance in the case of certain executives. Set forth in the table below is the bonus target for each Named Executive Officer as a percentage of base salary and a breakdown of the various components that will comprise the executive’s 2005 award, if any:

Executive Officer	2005 Base Salary	Target Bonus Percentage	Company Performance	Individual Performance	Unit Performance
Michael Hoffman	$388,500.00	60%	85%	15%	N/A
William Rymer	$247,200.00	50%	85%	15%	N/A
James Bolton	$226,600.00	40%	70%	30%	N/A
David Waksman	$236,250.00	35%	60%	40%	N/A
Frank Gregory	£113,423.00	35%	40%	10%	50%

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: February 24, 2005	By:	/s/ William S. Rymer
William S. Rymer Executive Vice President and Chief Financial Officer